Exhibit 99.1

Tigo Energy Reports Fourth Quarter and Full Year 2024 Financial Results

CAMPBELL, Calif. – February 11, 2025 – Tigo Energy, Inc. (“Tigo”, or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the fourth quarter and full year ended December 31, 2024, financial guidance for the first quarter ending March 31, 2025, and a full year 2025 outlook.

Recent Financial and Operational Highlights

●	Revenue for the fourth quarter of 2024 of $17.3 million, up 21.3% compared to the third quarter of 2024 and up 86.8% on a year over year basis. Revenue for the full year 2024 of $54.0 million, down 62.8% year-over-year.
●	Inventory charges for the fourth quarter and full year 2024 of $19.5 million and $23.5 million, respectively, primarily for excess and slow-moving inventory within the GO ESS line of energy storage solutions.
●	Net loss for the fourth quarter of 2024 totaled $26.8 million, compared to a net loss of $14.8 million in the year ago comparable period. Net loss for the full year 2024 totaled $62.7 million, compared to a net loss of $1.0 million in the prior year period. Net loss for the fourth quarter of 2024 and full year 2024 include inventory charges of $19.5 million and $23.5 million, respectively.
●	Adjusted EBITDA loss for the fourth quarter of 2024 of $22.1 million compared to an Adjusted EBITDA loss of $11.6 in the comparable year ago period; Adjusted EBITDA loss for the full year 2024 of $43.1 million, compared to Adjusted EBITDA of $1.0 million for the full year of 2023. Adjusted EBITDA loss for the fourth quarter of 2024 and full year 2024 include inventory charges of $19.5 million and $23.5 million, respectively.
●	Cash, cash equivalents, and marketable securities of $19.9 million at December 31, 2024, a sequential increase of $0.4 million from the third quarter of 2004.
●	During the fourth quarter of 2024 and full year 2024, we shipped 480,000 and 1.5 million MLPE, respectively, or approximately 240 and 717 MWdc, respectively, assuming an average panel size of 500W.
●	Total Predict+ meters under management grew to 101,000 and 6 new Predict+ agreements with a multi-year contract value of $1.4 million were signed during the fourth quarter of 2024.
●	Welcomed Zerun as Latest Rapid Shutdown Technology Licensee.

Management Commentary

“We are pleased to report a 21.3% sequential increase in our fourth quarter revenues and an 86.8% increase in quarterly revenues on a year over year basis” said Zvi Alon, Chairman and CEO of Tigo. “These results reflect the continuation of the trend of sequential revenue increases that we have experienced in the last four quarters.”

“We saw revenue growth most notably in the Americas and EMEA regions. Additionally, we continue to gain market share against our competitors while we invest our efforts into strengthening our position in key locations, as emphasized by the events we’ve hosted in Malaysia and Hawaii.”

“For the fourth quarter, we increased our cash by $0.4 million to $19.9 million as we further reduced our inventory and lowered our operating costs. During the quarter, we recorded an inventory charge of $19.5 million, primarily for excess and slow-moving inventory within our GO ESS product line of energy storage solutions, which represented 6% of sales in 2024,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “We recorded a higher net loss on a GAAP basis for the fourth quarter and full year 2024 compared to the comparable prior periods and absent the charge, our results reflect progress toward profitability on a non-GAAP basis.”

Fourth Quarter 2024 Financial Results

Results compare the 2024 fiscal fourth quarter ended December 31, 2024 to the 2023 fiscal fourth quarter ended December 31, 2023, unless otherwise indicated.

●	Revenues totaled $17.3 million, an 86.8% increase from $9.2 million. On a sequential quarter basis, revenues increased by 21.3% compared to the third quarter of 2024.

●	Gross loss totaled $12.6 million, or negative 72.7% of net revenue, compared to gross profit of $2.9 million, or 31.1% of net revenue.

●	Operating expenses totaled $11.5 million, a 29.8% decrease from $16.4 million.

●	Net loss totaled $26.8 million, an 81.4% increase compared to a net loss of $14.8 million.

●	Adjusted EBITDA loss totaled $22.1 million, compared to an adjusted EBITDA loss of $11.6 million.

●	Gross loss, net loss and adjusted EBITDA for the fourth quarter include inventory charges of $19.5 million, primarily for excess and slow-moving inventory within the GO ESS line of energy storage solutions.

Full Year 2024 Financial Results

Results compare the 2024 fiscal full year ended December 31, 2024 to the 2023 fiscal full year ended December 31, 2023, unless otherwise indicated.

●	Revenues totaled $54.0 million, a 62.8% decrease from $145.2 million.
●	Gross loss totaled $4.2 million, or negative 7.7% of net revenue, compared to gross profit of $51.3 million, or 35.3% of net revenue.
●	Total operating expenses totaled $47.8 million, a 19.7% decrease from $59.6 million.
●	Net loss totaled $62.7 million, compared to a net loss of $1.0 million.
●	Adjusted EBITDA loss totaled $43.1 million, compared to an adjusted EBITDA of $1.0 million.
●	Gross loss, net loss and adjusted EBITDA for the full year 2024 include inventory charges of $23.5 million, primarily for excess and slow-moving inventory within the GO ESS line of energy storage solutions.

First Quarter 2025 Financial Guidance and Full Year 2025 Outlook

The Company provides guidance for the first quarter ending March 31, 2025 as follows:

●	Revenues are expected to be within the range of $17 million to $19 million.
●	Adjusted EBITDA loss is expected to be within the range of $2.5 million to $4.5 million.

For the full year 2025, the Company anticipates revenues to be between $85 million and $100 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, February 11, 2025, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link Conference Call: Click here to register

Webcast Link: Click here to join

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will also be available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to increase our revenues and become profitable, our overall long-term growth prospects, expectations regarding a recovery in our industry, including the timing thereof, current and future inventory levels, charges and reserves and their impact on future financial results, inventory supply and its impact on our customer shipments and our revenue and adjusted EBITDA for the first fiscal quarter 2025 and our revenue for the first fiscal quarter and full fiscal year 2025, statements about demand for our products, our competitive position, and our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “will allow us to” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with U.S. and global geopolitical and macroeconomic conditions, seasonal trends and the cyclical nature of the solar industry, including the current prolonged downturn; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives, including tax incentives, for solar energy solutions; potential tariffs that could directly affect the solar industry; our ability to forecast our customer demand and manufacturing requirements, and manage our inventory; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our capital requirements and our ability to meet our future liquidity requirements; our indebtedness and liabilities and our ability to pay amounts when due under our existing indebtedness, our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the U.S. and international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because they (i) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) are used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Ralf Esper

Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$11,746	$4,405
Marketable securities, short-term	8,156	26,806
Accounts receivable, net	7,976	6,862
Inventory	21,997	61,401
Prepaid expenses and other current assets	3,533	5,236
Total current assets	53,408	104,710
Property and equipment, net	2,812	3,458
Operating right-of-use assets	1,576	2,503
Marketable securities, long-term	—	1,977
Intangible assets, net	1,922	2,192
Other assets	984	728
Goodwill	12,209	12,209
Total assets	$72,911	$127,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,077	$15,685
Accrued expenses and other current liabilities	7,361	8,681
Deferred revenue, current portion	525	335
Warranty liability, current portion	496	526
Operating lease liabilities, current portion	649	1,192
Total current liabilities	17,108	26,419
Warranty liability, net of current portion	5,302	5,106
Deferred revenue, net of current portion	644	466
Long-term debt, net of unamortized debt discount and issuance costs	40,511	31,570
Operating lease liabilities, net of current portion	961	1,392
Total liabilities	64,526	64,953
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	146,903	138,657
Accumulated deficit	(138,526)	(75,780)
Accumulated other comprehensive income (loss)	2	(59)
Total stockholders’ equity	8,385	62,824
Total liabilities and stockholders’ equity	$72,911	$127,777

Tigo Energy, Inc.

Condensed Consolidated Statement of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$17,274	$9,245	$54,014	$145,233
Cost of revenue	29,837	6,369	58,170	93,924
Gross (loss) profit	(12,563)	2,876	(4,156)	51,309

Operating expenses:
Research and development	2,252	2,433	9,860	9,496
Sales and marketing	3,885	5,745	16,921	21,281
General and administrative	5,389	8,240	21,060	28,807
Total operating expenses	11,526	16,418	47,841	59,584
Loss from operations	(24,089)	(13,542)	(51,997)	(8,275)
Other expenses (income):
Change in fair value of preferred stock warrant and contingent shares liability	—	(1,252)	(152)	(1,109)
Change in fair value of derivative liability	—	—	—	(12,247)
Loss on debt extinguishment	—	—	—	171
Interest expense	2,871	2,875	11,420	8,115
Other income, net	(245)	(500)	(622)	(2,359)
Total other expenses (income), net	2,626	1,123	10,646	(7,429)
Loss before income tax expense	(26,715)	(14,665)	(62,643)	(846)
Income tax expense	87	109	103	138
Net loss	(26,802)	(14,774)	(62,746)	(984)
Cumulative dividends on convertible preferred stock	—	—	—	(3,399)
Net loss attributable to common stockholders	$(26,802)	$(14,774)	$(62,746)	$(4,383)

Loss per common share
Basic	$(0.44)	$(0.25)	$(1.04)	$(0.08)
Diluted	$(0.44)	$(0.25)	$(1.04)	$(0.14)
Weighted-average common shares outstanding
Basic	60,760,125	58,749,524	60,263,190	38,048,516
Diluted	60,760,125	58,749,524	60,263,190	43,223,134

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2024	2023
Cash Flows from Operating activities:
Net loss	$(62,746)	$(984)
Depreciation and amortization	1,219	1,106
Reserve for excess and obsolete inventory	23,108	713
Change in fair value of preferred stock warrant and contingent shares liability	(152)	(1,109)
Change in fair value of derivative liability	—	(12,247)
Deferred tax benefit	—	(21)
Non-cash interest expense	8,941	5,473
Stock-based compensation	7,721	3,808
Change in allowance for credit losses	(1,684)	3,870
Loss on debt extinguishment	—	171
Non-cash lease expense	1,122	996
Accretion of interest on marketable securities	(354)	(508)
Loss on disposal of property and equipment	—	17
Changes in operating assets and liabilities:
Accounts receivable	570	5,201
Inventory	16,296	(37,199)
Prepaid expenses and other assets	1,658	(1,272)
Accounts payable	(6,625)	(8,577)
Accrued expenses and other liabilities	(793)	3,383
Deferred revenue	368	(321)
Warranty liability	166	1,281
Operating lease liabilities	(1,169)	(1,003)
Net cash used in operating activities	$(12,354)	$(37,222)
Investing activities:
Purchase of marketable securities	(10,976)	(53,483)
Acquisition of fSight	—	(16)
Purchase of intangible assets	—	(450)
Purchase of property and equipment	(1,286)	(2,114)
Sales and maturities of marketable securities	32,018	25,149
Net cash provided by (used in) investing activities	$19,756	$(30,914)
Financing activities:
Proceeds from Convertible Promissory Note	—	50,000
Repayment of from Series 2022-1 Notes	—	(20,833)
Payment of financing costs	—	(358)
Proceeds from Business Combination	—	2,238
Proceeds from exercise of stock options	272	215
Payment of tax withholdings on stock options	(122)	(91)
Payment of offering costs related to at-the-market offering	(227)	—
Proceeds from at the-the-market offering	16	—
Proceeds from common stock warrant redemption, net of issuance costs and payments to warrant holders of non-redeemed warrants	—	3,653
Net cash (used in) provided by financing activities	$(61)	$34,824
Net increase (decrease) in cash, cash equivalents and restricted cash	7,341	(33,312)
Cash, cash equivalents and restricted cash at beginning of period	4,405	37,717
Cash, cash equivalents and restricted cash at end of period	$11,746	$4,405

Tigo Energy, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss - (GAAP)	$(26,802)	$(14,774)	$(62,746)	$(984)
Adjustments:
Total other expenses (income), net	2,626	1,123	10,646	(7,429)
Income tax expense	87	109	103	138
Depreciation and amortization	302	286	1,219	1,106
Stock-based compensation	1,727	1,671	7,721	3,808
M&A transaction expenses	—	—	—	4,399
Adjusted EBITDA (loss) - (Non-GAAP)	$(22,060)	$(11,585)	$(43,057)	$1,038

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.